Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors
Rand Logistics, Inc.

We consent to the incorporation by reference in Amendment No. 1 to the Registration Statement on Form S-3 of Rand Logistics, Inc. of our report dated March 3, 2006, included in the Annual Report on Form 10-KSB/A of Rand Logistics, Inc. for the transitional period ended March 31, 2006. We also consent to the reference to us under the heading "Experts" in such Registration Statement.


/s/ GOLDSTEIN GOLUB KESSLER LLP
Goldstein Golub Kessler LLP
New York, New York

June 7, 2007